Oct 31, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years	5 Years	10 Years	Since
					(p.a.)	(p.a.)	(p.a.)	Inception
NAV (%)	4.16	8.51	14.13	21.38	2.08	18.37	13.98	11.00
Market price (%)	4.38	10.43	5.84	19.67	-1.23	17.44	9.70	9.91
Benchmark (%)	2.95	8.61	6.34	13.27	3.14	16.35	9.80	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Oct 31, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Oct 31, 2013.	* China includes A-shares (5.3%), A-share equity linked securities (7.2%), B-shares (0.0%), H-shares (11.9%) and Red-chips (16.0%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	6.1
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.9
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	5.3
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	4.2
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	4.1
CNOOC, LTD.	ENERGY	3.6
TENCENT HOLDINGS, LTD.	I.T.	3.5
ENN ENERGY HOLDINGS, LTD.	UTILITIES	3.2
CHINA MOBILE, LTD.	TELECOM	2.6
RUENTEX DEVELOPMENT CO., LTD.	FINANCIALS	2.6
Total		41.1

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.5

Total		1.5

Source: State Street Bank and Trust Company as at Oct 31, 2013.

Fund Details

NAV	$25.77
Market price	$22.66
Premium/Discount	-12.07%
Market cap	US$355.35m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Oct 31, 2013.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012. Dividend/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Oct 31, 2013.

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Oct 31, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

In October, the Hong Kong equity market consolidated and remained in its trading range despite news flow regarding the official establishment of the Shanghai Free Trade Zone. The US government shutdown and discussions about Janet Yellen being the next Federal Reserve Chairman soon took center stage, adding uncertainty that flowed through to the Hong Kong and China markets. As a resolution was finally reached regarding the debt ceiling and tapering was delayed, earnings season kicked off and investors turned their focus back to company specific stories. In general, China’s macroeconomic numbers for the month did not change much and the pace of the economy remained steady. The third quarter earnings results were broadly in line with consensus, but fewer companies posted earnings upgrades than expected. The inter-bank  market was a bit tight at one stage but liquidity concerns eased after the People’s Bank of China resumed its reverse repo program on Oct 29.

Towards month-end, investors started rotating out of stocks that had outperformed for the year such as Macau and internet names, and switching into stocks expected to benefit from reform  themes as the Third Plenary session of the 18th Central Committee came into the spotlight. In the banking  space, while the bid price for Chong Hing Bank was in line with market expectations, the deal structure – comprising a partial offer (for 75% of the bank) rather than the anticipated full takeover disappointed the market, triggering profit taking in other banking takeover targets.

Taiwan’s GDP growth slowed to 1.6% year-on-year for the third quarter of 2013 compared to 2.5% year-on-year for the second quarter, lower than the consensus. The market shifted its focus to the technology sector, especially suppliers of Apple’s new products including the iPad Air and iPad mini 2.

Fund Review

The Fund outperformed the benchmark in October, which was mainly attributable to stock selection. Stock picking in the industrials sector and the underweight  to telecom services helped the Fund’s relative performance the most, whereas stock selection in financials and materials hurt the most.

The top contributor for the month was China Everbright International. Although there was no specific news flow on the company, the market focused back to the environmental theme related plays as the Third Plenary session of the 18th Central Committee drew closer. Another top contributor was Gree Electrical. The share price was supported by the resilient third quarter earnings result and strong order flows. On the other hand, the top active detractor was Hand Enterprise. The share price consolidated after strong year-to-date performance.

Outlook

Expectations for reform initiatives will continue to underpin Chinese equities in the short term.  As most of the areas of potential  reforms have been well anticipated by the market, any upside surprises will have to come from detailed and broad based policies in these reform areas. In particular, the market will react positively to any policy initiatives in reforming the state-owned  enterprise sector as well as fostering the development of private enterprises.

In Taiwan, we maintain our view that the second half of the year will be better, but we have lowered our expectations on the strength and pace of the recovery due to weaker than expected domestic consumption and exports. However, Taiwan should still be a major beneficiary of the expected recovery of the US and European economies.

Source : RCM Asia Pacific Limited as at October 31, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
663094902	China Everbright International, Ltd.	11,203,641	24,677,288	24,687,000	6.1
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	17,081,578	23,711,738	6,362,000	5.9
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,592,681	21,565,204	8,484,773	5.3
B1G1QD902	Industrial & Commercial Bank of China	16,829,555	17,050,554	24,390,000	4.2
685992000	Sun Hung Kai Properties, Ltd.	17,289,798	16,596,900	1,269,000	4.1
B00G0S903	CNOOC, Ltd.	14,516,684	14,435,898	7,048,000	3.6
B01CT3905	Tencent Holdings, Ltd.	7,312,795	14,313,482	262,100	3.5
633393905	Enn Energy Holdings, Ltd.	606,420	12,991,378	2,204,000	3.2
607355906	China Mobile, Ltd.	10,406,102	10,598,835	1,009,500	2.6
674842901	Ruentex Development Co., Ltd.	4,180,803	10,328,123	4,933,904	2.6
644806002	Hutchison Whampoa, Ltd.	8,096,189	9,626,295	773,000	2.4
635186901	Digital China Holdings, Ltd.	13,205,899	9,546,075	7,256,000	2.4
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/17/14)	6,453,442	9,218,470	1,838,546	2.3
671815900	Qingling Motors Co., Ltd.	8,718,221	8,890,024	28,960,000	2.2
B3WH02907	Hermes Microvision, Inc.	7,867,215	8,798,958	269,000	2.2
658444906	Merida Industry Co., Ltd.	6,624,016	8,546,708	1,126,000	2.1
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	9,494,979	8,500,199	1,418,047	2.1
626073902	Delta Electronics, Inc.	4,550,608	8,382,971	1,615,000	2.1
B15456906	Bank of China, Ltd.	8,369,492	8,343,354	17,771,000	2.1
620267906	Advantech Co., Ltd.	4,104,778	8,238,193	1,284,000	2.0
B2R2ZC908	CSR Corp., Ltd.	7,466,211	8,222,648	9,930,000	2.0
637248907	MediaTek, Inc.	6,194,126	7,648,803	559,000	1.9
608169900	Beijing Enterprises Holdings, Ltd.	6,527,292	7,590,545	927,500	1.9
619376908	China Resources Land, Ltd.	5,128,719	7,395,451	2,554,000	1.8
608232906	Taiwan Life Insurance Co., Ltd.	4,955,245	7,165,134	8,065,443	1.8
644094906	Taiwan FamilyMart Co., Ltd.	871,903	6,522,382	1,197,652	1.6
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	5,127,409	6,367,246	1,203,000	1.6
923HKD007	Golden Meditech Holdings, Ltd. (acquired 11/16/12) 1.0%, 12/20/13	7,509,916	6,007,700	58,222,500	1.5
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274	4,953,464	306,500	1.2
B236JB905	Tiangong International Co., Ltd.	5,449,043	4,743,320	18,480,000	1.2
613623909	Hengan International Group Co., Ltd.	3,889,897	4,601,092	375,500	1.1
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065	4,243,791	2,662,000	1.1
643055908	Golden Meditech Holdings, Ltd.	4,555,715	4,203,146	35,040,000	1.0
B57JY2909	China Minsheng Banking Corp., Ltd.	3,689,595	4,160,030	3,628,000	1.0
633521901	Taiwan Hon Chuan Enterprise Co., Ltd.	4,732,446	4,018,040	1,904,000	1.0
645166901	Largan Precision Co., Ltd.	3,937,557	4,016,406	118,000	1.0
17313X574	China State Construction Engineering Corp., Ltd. (expiration 01/17/14)	4,674,320	3,960,790	7,375,772	1.0
B16NHT900	Shui On Land, Ltd.	4,155,622	3,835,819	11,055,500	0.9
628625907	Li & Fung, Ltd.	3,939,103	3,666,583	2,608,000	0.9
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579	3,604,282	10,958,500	0.9
B6VG8G904	Asian Pay Television Trust	4,074,574	3,311,968	5,200,000	0.8
643280902	Chipbond Technology Corp.	3,350,697	3,287,476	1,626,000	0.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	3,076,854	47,710,000	0.8
993HWH901	Daqin Railway Co., Ltd. Access Product (expiration 11/02/16)	2,786,924	2,935,552	2,449,968	0.7
972ZGS900	Gree Electric Appliances, Inc. Access Product (expiration 10/14/13)	1,898,593	2,157,268	430,249	0.5
ACI009HH0	China Suntien Green Energy Corp., Ltd.	1,109,537	1,304,133	3,731,000	0.3
B1B25Q909	Daqin Railway Co., Ltd. Access Product (expiration 01/20/15)	1,246,037	1,282,199	1,070,283	0.3
BD04NT905	Integrated Waste Solutions Group Holdings, Ltd.	7,974,083	1,119,908	25,314,000	0.3
972ZHB906	China State Construction Engineering Corp., Ltd. (expiration 07/28/14)	886,370	835,799	1,555,844	0.3
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034	-	2,677	0.0

Source: State Street Bank and Trust Company as at Oct 31, 2013.

The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM (an Allianz Global Investors company) and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s  annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s  website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.